
      Schedule of Year-To-Date Principal and Interest Distributions
                                  to
                         Certificate Holders

                                                                  Ending
Class         Interest        Principal          Losses           Balance
A1              $282,485.00             $672,299.62                     $0.00           $54,523,894.38




